As filed with the Securities and Exchange Commission on September 23, 2020

Registration Number 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Accel Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

7900

(Primary Standard Industrial Classification Code Number)

98-1350261

(IRS Employer Identification Number)

140 Tower Drive

Burr Ridge, Illinois 60527

(630) 972 -2235

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Derek Harmer

General Counsel, Chief Compliance Officer and Secretary

140 Tower Drive

Burr Ridge, Illinois 60527

(630) 972 -2235

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all correspondence to:

Robert Freedman, Esq. Nicolas H.R. Dumont, Esq. Fenwick & West LLP 902 Broadway, Suite 14 New York, NY 10010 (212) 430-2600	Alexander D. Lynch, Esq. Barbra J. Broudy, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 (212) 310-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-248949

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Class A-1 common stock, par value $0.0001 per share	879,763	$10.50	$ 9,237,511.50	$1,119.03

(1)

Includes the offering of additional shares of Class A-1 common stock pursuant to the underwriters’ option to purchase additional shares. Does not include 8,320,237 shares of Class A-1 common stock previously registered by the Company on the Registration Statement on Form S-1 (333-248949).

(2)	Based on the public offering price.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by Accel Entertainment, Inc. (the “Registrant”). This Registration Statement incorporates by reference the contents of, including all exhibits to, the Registrant’s Registration Statement on Form S-1 (File No. 333-248949), originally filed September 21, 2020 (the “September Registration Statement”), which was declared effective by the Commission on September 23, 2020.

The Registrant is filing this registration statement for the sole purpose of increasing the aggregate number of shares of Class A-1 common stock offered and registered under the September Registration Statement by 879,763 shares. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the September Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (i) it has instructed its bank to transmit to the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account as soon as practicable (but no later than the close of business on September 24, 2020), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee and (iv) it will confirm receipt of such instructions by its bank during regular business hours on September 24, 2020.

Exhibit Index

Exhibit No.	Description

5.1	Opinion of Fenwick & West LLP

23.1	Consent of KPMG LLP, independent registered public accounting firm for Accel Entertainment, Inc.

23.2	Consent of RSM US LLP, independent auditor for Grand River Jackpot, LLC.

23.3	Consent of Fenwick & West LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 of the Company’s Registration Statement Form S-1 filed with the SEC on February 19, 2020)

24.2	Power of Attorney (incorporated by reference to Exhibit 24.2 of the Company’s Registration Statement Form S-1 filed with the SEC on September 21, 2020)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burr Ridge, State of Illinois, on this 23rd day of September, 2020.

Accel Entertainment, Inc.

By:	/s/ Derek Harmer
	Name:	Derek Harmer
	Title:	General Counsel, Chief Compliance Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant, Accel Entertainment, Inc., in the capacities and on the date indicated.

Name	Title	Date

* Andrew Rubenstein	Chief Executive Officer, President and Director (Principal Executive Officer)	September 23, 2020

* Brian Carroll	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 23, 2020

* Karl Peterson	Director	September 23, 2020

* Gordon Rubenstein	Director	September 23, 2020

* Kathleen Philips	Director	September 23, 2020

* David W. Ruttenberg	Director	September 23, 2020

* Eden Godsoe	Director	September 23, 2020

* Kenneth B. Rotman	Director	September 23, 2020

* Dee Robinson	Director	September 23, 2020

By:	/s/ Derek Harmer
Attorney-in-Fact

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